UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2007

GLOBAL EMPLOYMENT HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-51737	43-2069359
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10375 Park Meadows Drive, Suite 375 Lone Tree, Colorado	80124
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 216-9500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

Warrant Exercise and Cancellation Agreement

On December 28, 2007, Global Employment Holdings, Inc. also referred to herein as “Global,” closed a Warrant Exercise and Cancellation Agreement (the “Warrant Agreement”) with respect to 100% of its outstanding warrants to purchase common stock, effective December 28, 2007.

The warrants were issued in Global’s March 2006 recapitalization and pursuant to the backstop subscription agreement dated September 30, 2007. As of December 26, 2007, the date of the Warrant Agreement, the market price of Global’s common stock was $2.45. The 2006 recapitalization warrants were exercisable into common stock at exercise prices between $4.23 and $4.40 per share and the 2007 backstop warrants were exercisable into common stock at an exercise price of $1.80. The recapitalization warrants were exercised into 0.33 shares of common stock, and the backstop warrants were exercised into 0.5953061 shares of common stock. A total of 2,524,578 shares of common stock were issued in exchange for 6,172,283 warrants.

Each warrant holder exercised all of its warrants in a cash-less manner, except that one warrant holder, who would have beneficially owned in excess of 4.99% of the outstanding common stock, reduced the number of warrants that it exercised so as to own 4.99% of the outstanding common stock and agreed to exercise the remaining warrants from time to time on the same terms and conditions when and to the extent it can do so without exceeding the 4.99% limitation. This holder continues to hold 340,727 warrants exercisable into 112,440 shares of common stock.

The following table summarizes the number of shares underlying the warrants outstanding prior to and after the transaction:

	Number of	Number of
	shares	shares
	underlying	underlying
	warrants prior to	warrants after
	transaction	transaction		Original Expiration date
Note Warrants	551,287	-0-		March 31, 2011
Preferred Warrants	2,358,948	112,440	*	March 31, 2013
Common Warrants	1,205,678	-0-		March 31, 2013
Placement Agent Warrants	558,758	-0-		March 31, 2013
Backstop Warrants	1,838,339	-0-		September 30, 2014

TOTAL	6,513,010	112,440

* - All held by a single holder converted at .33 and subject to exercise as explained above

Global’s outstanding convertible notes and preferred stock contain automatic anti-dilution adjustment provisions. The owners of our convertible notes and preferred stock waived their anti-dilution rights in connection with this warrant exercise. As a result, no adjustment to the conversion prices of the convertible notes or preferred stock will occur.

Resale of the shares issued with respect to the recapitalization warrants has been registered under the Securities Act of 1933, as amended. Resale of the shares issued with respect to the backstop warrants have not been registered. The cash-less exercise of the warrants was consummated pursuant to Sections 3(a)(9) and 18(b)(4)(C) of the Securities Act of 1933, as amended. Accordingly, pursuant to Rule 144 under the Securities Act, the holding period of the common stock shares issued shall tack back to the original issue date of the warrants.

Global has attached hereto as exhibit 10.1, a copy of the Warrant Exercise and Cancellation Agreement dated as of December 26, 2007. The foregoing summary is qualified in its entirety by the contents of this exhibit.

Related Matter

Global received a letter on October 25, 2007 from a holder of our convertible notes and preferred stock alleging that we had breached a covenant in the purchase agreements pursuant to which the security holder purchased the securities, and that the breach is a default under the terms of the convertible notes and the preferred stock. We reported this under Item 8.01 on Form 8-K filed on November 26, 2007. As part of the warrant exercise, all holders of our convertible notes and preferred stock, including the holder asserting the breach, waived any rights to assert this claim.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit #	Description	Reference
10.1	Warrant Exercise and Cancellation Agreement dated as of December 26, 2007	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EMPLOYMENT HOLDINGS, INC.

Date: January 3, 2008	By:	/s/ Dan Hollenbach

Dan Hollenbach
Chief Financial Officer

Exhibit Index

Exhibit #	Description	Reference
10.1	WARRANT EXERCISE AND CANCELLATION AGREEMENT dated as of December 26, 2007	Filed herewith